UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 24, 2012

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8–K/A is being filed by Cash America International, Inc. (the “Company”) to amend the Current Report on
Form 8–K dated September 24, 2012, filed September 28, 2012 (the “Original Form 8–K”), in order to update certain disclosures included in Item 2.05 and to include certain disclosures required under Item 2.06.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On September 24, 2012, the Board of Directors of the Company approved a plan to significantly modify the business plan and strategy of the Company’s Mexico-based pawn operations to include only full-service pawn locations that offer pawn loans based on the pledge of general merchandise and jewelry-based collateral (the “Mexico Reorganization”). In connection with the Mexico Reorganization, the Company has discontinued the operations of 148 of its Mexico-based pawn locations that primarily offered pawn loans based only on the pledge of jewelry-based collateral (“jewelry-only pawn locations”). As of December 31, 2012, the Company was operating 47 full-service pawn locations in Mexico. Prior to the announcement of the Mexico Reorganization, the Company’s Mexico-based pawn operations had reported losses from its operations in Mexico, primarily due to unprofitable stores, many of which were jewelry-only pawn locations. The Mexico Reorganization was a result of the Company’s decision to modify its strategy in Mexico to achieve profitability in its Mexico-based pawn operations and to evaluate the potential to expand its services to customers in Latin American markets.

The Company previously announced that it anticipates that it will incur total charges relating to the Mexico Reorganization of between $28 million and $32 million. The Mexico Reorganization was substantially complete as of December 31, 2012, and the Company expects that any remaining reorganization items will be completed during 2013. The Company recognized $28.9 million of charges related to the Mexico Reorganization during 2012, of which $21.9 million and $7.0 million of charges were incurred in the third and fourth quarters of 2012, respectively. The Company does not anticipate that it will incur any additional material costs related to the Mexico Reorganization.

This amendment is being filed to include the amounts, as applicable, for each major category of cost associated with the Mexico Reorganization. The following table provides estimated costs, including costs that have already been incurred through December 31, 2012, in connection with the Mexico Reorganization (dollars in thousands):

Description of Mexico Reorganization Charges	Amount
Impairment and losses on property and equipment	$7,478
Deferred tax asset valuation allowance	7,161
Impairment of intangible assets	5,086
Employee termination costs	2,424
Inventory shrinkage and loss on sale of assets	2,395
Lease termination costs	1,628
Impairment of other assets	1,211
Other restructuring charges	798
Uncollectible receivables and other	692

Total charges related to the Mexico Reorganization	$28,873

Of the total charges relating to the Mexico Reorganization, approximately $3.5 million resulted in cash expenditures related to employee termination costs, the termination of leases and other, all of which were paid during the year ended December 31, 2012. The Company does not anticipate that it will incur any material future cash expenditures related to the Mexico Reorganization.

ITEM 2.06 MATERIAL IMPAIRMENTS

See Item 2.05 above.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; public perception of the Company’s business, including its consumer loan business and business practices; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; fluctuations in the price of gold or a deterioration in economic conditions; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; the ability of the Company to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; changes in demand for the Company’s services; changes in competition and the continued acceptance of the online channel by the Company’s online consumer loan customers; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; the ability of the Company to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; cyber attacks and security breaches; acts of God, war or terrorism, pandemics and other events; the effect of any of the above changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: February 21, 2013	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President,
General Counsel & Secretary